Exhibit n.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-2 of Oxford Lane Capital Corp. of our report dated May 23, 2016, relating to the financial statements and financial highlights of Oxford Lane Capital Corp., which appears in such Registration Statement. We also consent to the use of our report dated May 23, 2016 relating to the senior securities table. We also consent to the references to us under the headings "Experts" and "Financial Highlights" in such Registration Statement.

/s/PricewaterhouseCoopers LLP
March 14, 2017

PricewaterhouseCoopers LLP, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (646) 471 8320, www.pwc.com/us